Exhibit  32
-----------

     Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


Exhibit  32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of NBOG Bancorporation, Inc (the "Company"), each certify that, to his or her knowledge on the date of this certification:


     1. The quarterly report of the Company for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                              /s/GARY  H.  ANDERSON
                              ---------------------
                              Gary  H.  Anderson
                              Chief  Executive  Officer
                              August  13,  2003

                              /s/HOLLY  R.  HUNT
                              ------------------
                              Holly  R.  Hunt
                              Chief  Financial  Officer
                              August  13,  2003


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